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                                                       Exhibit 5.1



                               February 21, 1997



       Board of Directors
       GRC International, Inc.
       1900 Gallows Road
       Vienna, Virginia 22182

           Re:  Issuance of Shares of Common Stock by
                GRC International, Inc. to Halifax
                Fund, L.P.
                -------------------------------------

      Gentlemen:

             I have acted as general counsel to GRC International, Inc. (the "Company") in connection with the Company's filing pursuant to the Securities Act of 1933, as amended, of a registration statement on Form S-3 (the "Registration Statement") relating to the offering for resale of up to 2,120,000 shares of the Company's common stock, par value $.10 per share (the "Common Stock") by Halifax Fund, L.P. (the "Selling Stockholder"), which may acquire the Common Stock upon the conversion of a debenture (the "Debenture") and exercise of a warrant (the "Warrant") granted by the Company to the Selling Stockholder. You have requested my opinion as to certain matters with respect to the Common Stock.

             I have examined such corporate records of the Company, including its Amended and Restated Certificate of Incorporation, its Bylaws, and resolutions of the Company's board of directors (the "Board of Directors"), as well as such other documents as I deemed necessary for rendering the opinion hereinafter expressed.

             On the basis of the foregoing, I am of the opinion that the Common Stock has been duly authorized by the Board of Directors and, upon the conversion of the Debenture and exercise of the Warrant in accordance with their terms, the Common Stock will be validly issued, fully paid, and nonassessable.
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             I hereby consent to the filing of this opinion as an exhibit to the
      Registration Statement and to the use of my name therein.

                                Sincerely yours,

                                /s/ Thomas E. McCabe
                                -----------------------------
                                Thomas E. McCabe
                                Senior Vice President,
                                General Counsel and Secretary